Exhibit 31.4

CERTIFICATION PURSUANT TO
RULE 13a-14(a)/15d-14(a),
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David M. Edwards, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Roan Resources, Inc.; and

2.
Based on my knowledge, this Amendment No. 1 to Annual Report on Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1 to Annual Report on Form 10-K/A.

April 30, 2019
/s/ David M. Edwards
David M. Edwards
Chief Financial Officer